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                                                                 EXHIBIT 99.1(c)
                         EATON VANCE MUTUAL FUNDS TRUST

              Amendment dated June 23, 1997 to Declaration of Trust

         WHEREAS, the Trustees of Eaton Vance Mutual Funds Trust, a Massachusetts business trust (the "Trust"), have previously designated separate series (or "Funds"); and

         WHEREAS, in connection with a reorganization of the Funds the Trustees now desire to rename certain of the Funds, establish and designate classes of shares for such Funds, and terminate certain other Funds effective with the end of their current fiscal year ends pursuant to the Trust's Amended and Restated Declaration of Trust dated August 17, 1993 as further amended July 10, 1995 (the "Declaration of Trust");

         NOW, THEREFORE, the undersigned, being at least a majority of the duly elected and qualified Trustees presently in office of the Trust, hereby:

         1. Rename the Funds listed below as follows:

                     Eaton Vance Government Obligations Fund
             (formerly EV Traditional Government Obligations Fund -
                           Effective January 1, 1998)
                          Eaton Vance High Income Fund
        (formerly EV Marathon High Income Fund - Effective April 1, 1998)
                        Eaton Vance Strategic Income Fund
    (formerly EV Marathon Strategic Income Fund - Effective November 1, 1997)
                       Eaton Vance Tax-Managed Growth Fund
   (formerly EV Marathon Tax-Managed Growth Fund - Effective November 1, 1997)

         2. Each Fund shall have classes of shares established and designated as Class A, Class B, Class C and Class I shares on the dates indicated in paragraph 1, and the Trustees may designate additional classes in the future. For purposes of allocating liabilties among classes, each class of a series shall be treated in the same manner as a separate series.

         3. Series of Trust with the designations: EV Classic Government Obligations Fund; EV Marathon Government Obligations Fund; EV Classic High Income Fund; EV Classic Strategic Income Fund; EV Classic Tax-Managed Growth Fund and EV Traditional Tax-Managed Growth Fund shall be terminated on the dates indicated in paragraph 1.

Dated:  June 23, 1997

/s/ Donald R. Dwight                   /s/ Samuel L. Hayes, III
----------------------------           ----------------------------
Donald R. Dwight                       Samuel L. Hayes, III


/s/ M. Dozier Gardner                  /s/ Norton H. Reamer
----------------------------           ----------------------------
M. Dozier Gardner                      Norton H. Reamer


/s/ James B. Hawkes                    /s/ John L. Thorndike
----------------------------           ----------------------------
James B. Hawkes                        John L. Thorndike


                     /s/ Jack L. Treynor
                     ----------------------------
                     Jack L. Treynor